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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1998 (except with respect to the matters discussed under Source One Wireless, Inc. and Americom Paging Corporation in Note 9 as to which the date is March 26, 1998) included in Metrocall's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP

Washington, D.C.
January 26, 1999